As filed with the Securities and Exchange Commission on September 21, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNLINK HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-0621189
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

(Address of Principal Executive Offices)

2011 DIRECTOR STOCK OPTION PLAN

(Full title of the plan)

CT Corporation System

1300 East Ninth Street

Cleveland, Ohio 44114

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Howard E. Turner, Esq.

Smith, Gambrell & Russell, LLP

Promenade II, Suite 3100

1230 Peachtree Street, N.E.

Atlanta, Georgia 30309-3592

(404) 815-3500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Options and shares of no par value Common Shares	300,000	$363,000	$363,000	$42

(1)	This registration statement shall, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions with respect to the shares registered hereunder. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2)	The maximum aggregate offering price is estimated in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act solely for the purpose of calculating the registration fee and is equal to the product resulting from multiplying 300,000, the number of shares registered by this registration statement, by $1.21, the average of the bid and ask price of the Common Shares of the Company on September 20, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Omitted.*

Item 2. Registrant Information and Employee Plan Annual Information.

Omitted.*

*	Separately given to participants. Pursuant to the rules for filing a registration statement on Form S-8, such information is contained in documents which do not constitute a part of this registration statement but which shall, together with the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus under Section 10(a) of the Securities Act of 1933, as amended (the “Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Certain Documents By Reference.

SunLink Health Systems, Inc. (hereinafter sometimes the “Company” or the “Registrant”) hereby incorporates by reference in this registration statement its prospectus and the following documents:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012;

(b)	The description of our Common Shares, no par value (“Common Shares”), contained in our latest registration statement with respect to such shares, filed under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;

(c)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(d)	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, except to the extent that such documents provide that the information is furnished to, and not filed with, the Securities and Exchange Commission (the “Commission”), or that the information shall not otherwise be incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article III of the Company’s Code of Regulations sets forth certain rights of the Company’s directors and officers to indemnification. Under Article III thereof, the liabilities against which a director and officer may be indemnified and factors employed to determine whether a director and officer is entitled to indemnification in a particular instance depend on whether the proceeding in which the claim for indemnification arises was brought (a) other than by and in the right of the Company (“Third Party Actions”), or (b) by and in the right of the Company (“Derivative Actions”).

In Third Party Actions, the Company will indemnify each director and officer against expenses, including attorneys’ fees, judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any threatened or actual proceeding in which such director or officer may be involved by reason of having acted in such capacity, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any matter the subject of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

In Derivative Actions, the Company will indemnify each director and officer against expenses, including attorneys’ fees, judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with the defense or settlement of any such proceeding if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be, or not opposed to be, the best interests of the Company except that no indemnification is permitted with respect to any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Company unless a court determines such person is entitled to indemnification.

Unless indemnification is ordered by the court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) will be made by the Company by a majority vote of a quorum consisting of directors of the Company who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the Company’s shareholders.

Article III of the Company’s Code of Regulations does not limit in any way other indemnification rights to which those persons seeking indemnification may otherwise be entitled.

The Company maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the Company’s indemnification obligations.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended Articles of Incorporation of SunLink Health Systems, Inc. (incorporated by reference from Exhibit 3.1 of the Company’s Report on Form 10-K for the year ended March 31, 1998).

4.2	Certificate of Amendment by Shareholders to Amend Articles of Incorporation of SunLink Health Systems, Inc. (incorporated by reference from Exhibit 3.2 of the Company’s Report on Form 10-Q for the quarter ended September 30, 2001). (Commission File No. 1789180).

4.3	Certificate of Amendment to Amend Article Fourth of the Amended Articles of Incorporation of SunLink Health Systems, Inc. dated February 13, 2004 (incorporated by reference from Exhibit 3.1 of the Company’s Report on Form 10-Q for the quarter ended December 31, 2003). (Commission File No. 04610446).

4.4	Code of Regulations of SunLink Health Systems, Inc., as amended (incorporated by reference from Exhibit 3.1 of the Company’s Report on Form 10-Q for the quarter ended September 30, 2001). (Commission File No. 1789180).

4.5	Shareholder Rights Agreement dated as of February 8, 2004, between SunLink Health Systems, Inc. and Wachovia Bank, N.A., as Rights Agent (incorporated by reference from Exhibit 4.1 of the Company’s Report on Form 8-K filed February 10, 2004). (Commission File No. 04582922).

5.1	Opinion of Smith, Gambrell & Russell, LLP as to the legality of the securities being registered.*

23.1	Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).*

23.2	Consent of Cherry, Bekaert & Holland, L.L.P.*

24.1	Powers of Attorney (contained on the signature page to this Registration Statement).*

99.1	SunLink Health Systems, Inc. 2011 Director Stock Option Plan (incorporated by reference from Appendix A to the Company’s Schedule 14A Definitive Proxy Statement filed September 29, 2011) (Commission File No. 111115265).

*	Filed Herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however,

Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 so long as the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on September 21, 2012.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Robert M. Thornton, Jr.
Robert M. Thornton, Jr. Chief Executive Officer (principal executive officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Thornton, Jr. and Mark J. Stockslager, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or resubstitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT M. THORNTON, JR. Robert M. Thornton, Jr.	Director, Chairman, President and Chief Executive Officer (principal executive officer)	September 21, 2012

/s/ MARK J. STOCKSLAGER Mark J. Stockslager	Chief Financial Officer and Principal Accounting Officer (principal financial officer and principal accounting officer)	September 21, 2012

/s/ STEPHEN J. BAILEYS, D.D.S. Stephen J. Baileys, D.D.S.	Director	September 21, 2012

Signature	Title	Date

/s/ KAREN B. BRENNER Karen B. Brenner	Director	September 21, 2012

/s/ GENE E. BURLESON Gene E. Burleson	Director	September 21, 2012

/s/ C. MICHAEL FORD C. Michael Ford	Director	September 21, 2012

Michael W. Hall	Director	September 21, 2012

Christopher H.B. Mills	Director	September 21, 2012

/s/ HOWARD E. TURNER Howard E. Turner	Director	September 21, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended Articles of Incorporation of SunLink Health Systems, Inc. (incorporated by reference from Exhibit 3.1 of the Company’s Report on Form 10-K for the year ended March 31, 1998).

4.2	Certificate of Amendment by Shareholders to Amend Articles of Incorporation of SunLink Health Systems, Inc. (incorporated by reference from Exhibit 3.2 of the Company’s Report on Form 10-Q for the quarter ended September 30, 2001). (Commission File No. 1789180).

4.3	Certificate of Amendment to Amend Article Fourth of the Amended Articles of Incorporation of SunLink Health Systems, Inc. dated February 13, 2004 (incorporated by reference from Exhibit 3.1 of the Company’s Report on Form 10-Q for the quarter ended December 31, 2003). (Commission File No. 04610446).

4.4	Code of Regulations of SunLink Health Systems, Inc., as amended (incorporated by reference from Exhibit 3.1 of the Company’s Report on Form 10-Q for the quarter ended September 30, 2001). (Commission File No. 1789180).

4.5	Shareholder Rights Agreement dated as of February 8, 2004, between SunLink Health Systems, Inc. and Wachovia Bank, N.A., as Rights Agent (incorporated by reference from Exhibit 4.1 of the Company’s Report on Form 8-K filed February 10, 2004). (Commission File No. 04582922).

5.1	Opinion of Smith, Gambrell & Russell, LLP as to the legality of the securities being registered.*

23.1	Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).*

23.2	Consent of Cherry, Bekaert & Holland, L.L.P.*

24.1	Powers of Attorney (contained on the signature page to this Registration Statement).*

99.1	SunLink Health Systems, Inc. 2011 Director Stock Option Plan (incorporated by reference from Appendix A to the Company’s Schedule 14A Definitive Proxy Statement filed September 29, 2011) (Commission File No. 111115265).

*	Filed Herewith